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                                                                       EXHIBIT 1
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                      NAME, PRINCIPAL BUSINESS, AND ADDRESS
                     OF THE DIRECTORS AND EXECUTIVE OFFICERS
                    OF PEOPLES HERITAGE FINANCIAL GROUP, INC.
                    -----------------------------------------

DIRECTORS
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     The principal business address of each director of Peoples Heritage
Financial Group, Inc. is c/o Peoples Heritage Financial Group, Inc., One Portland Square, Portland, Maine 04112-9540.


WILLIAM J. RYAN
Chairman of the Board, President
  and Chief Executive Officer

ROBERT A. MARDEN
Vice Chairman of the Board
Attorney-at-Law,
Marden, Dubord, Bernier
  & Stevens

PAMELA P. PLUMB
Vice Chairman of the Board
Pamela Plumb & Associates

ROBERT P. BAHRE
President and Chief Executive
  Officer
New Hampshire
  International Speedway

EVERETT W. GRAY
Retired Attorney
Real Estate Investor

ANDREW W. GREENE
President
Blue Cross/Blue Shield of Maine


                                       15

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KATHERINE M. GREENLEAF
Vice President
Human Resources
The Limited Stores

MALCOLM W. PHILBROOK, JR.
Attorney and President
Crockett, Philbrook
  & Crouch, P.A.

CURTIS M. SCRIBNER
President
J.B. Brown & Sons

DANA S. LEVENSON
President
Ann Ellen Enterprises, Inc.


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
----------------------------------------


     The principal business address of each executive officer of Peoples Heritage Financial Group, Inc. who is not a director is c/o Peoples Heritage Financial Group, Inc., One Portland Square, Portland, Maine 04112-9540.


JOHN E. MENARIO
Senior Executive Vice President
  and Chief Operating Officer

PETER J. VERRILL
Executive Vice President
  and Chief Financial Officer

JOHN W. FRIDLINGTON
Executive Vice President

HENRY G. BEYER
Executive Vice President

                                       16